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                                                                     Exhibit 3B

                                    BY-LAWS

                                      OF

                           DAYTON HUDSON CORPORATION

                     As Amended Through September 13, 1995



                                 SHAREHOLDERS
                                 ------------

Section 1.01.  Place of Meetings and Annual Meeting
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          Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place or places as the Board may from time to time designate. The regular annual meeting of the shareholders shall be held on such day in May in each year as shall be designated by the Board, and at such time as the Board may from time to time designate, for the election of Directors and for the transaction of such other business as may lawfully come before such meeting.

Section 1.02.  Shareholders' Special Meetings
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          Special meetings of the shareholders may be called for any purpose or purposes, at any time, by the Chief Executive Officer; by the President; by the Chief Financial Officer; by the Board or any two or more members thereof; or by one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the corporation entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board for that purpose, must be called by 25% or more of the voting power of all shares of the corporation entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer specifying the purpose or purposes of such meeting.

Section 1.03.  Meetings Held Upon Shareholder Demand
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          Within 30 days of receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than ninety days after receipt of such shareholder or shareholder's demand. If the Board fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.04 at the expense of the corporation.

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Section 1.04.  Notices of Meetings
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          Except as otherwise specified in Section 1.03 or required by law, written notice of the time and place of every meeting of shareholders and in the case of a special meeting, the purpose or purposes of the meeting shall be given at least ten (10) days previous thereto, to each shareholder of record entitled to vote at the meeting. The business transacted at a special meeting of shareholders is limited to the purpose or purposes stated in the notice of the meeting.

Section 1.05.  Quorum
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          A quorum at any meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding shares of the corporation entitled to vote at such meeting, except as otherwise specially provided by law. If a quorum is not present at any such meeting, it may be adjourned from time to time until a quorum is present.

Section 1.06.  Adjournments
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          Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

Section 1.07.  Proposals Regarding Business Other Than Director Nominations
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          The proposal of business (other than business relating to the nomination and election of directors) to be considered by the shareholders may be made at an annual or special meeting of shareholders (a) pursuant to the corporation's Notice of Meeting, (b) by or at the direction of the Board, or (c) by any shareholder of the corporation who (i) was a shareholder of record at the time of giving of notice provided for in these By-laws, (ii) is entitled to vote at the meeting, and (iii) gives notice of the matter, which must otherwise be a proper matter for shareholder action, in a writing which is received by the Secretary of the corporation not less than 60 days prior to the date fixed for the meeting. In no event shall a proposal be made at a special meeting if it was not included in the notice of the meeting. Such shareholder's notice shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (b) the name and address of such shareholder, as they appear on the corporation's books, and of the beneficial owner, if any, on whose behalf the proposal is made; and the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

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                              BOARD OF DIRECTORS
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Section 2.01.  Regular Meetings
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          Regular meetings of the Board may be established by the Board.  They may be held without notice at the principal executive office of the corporation, or at such other place or places as the Board may from time to time designate.

Section 2.02.  Special Meetings
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          Special meetings of the Board may be called at any time by the
Chairman of the Board, or the President, or in their absence by the Chairman of the Executive Committee or any Executive Vice President, or by a majority of the members of the Board then elected and serving, to be held at the principal executive office of the corporation or at such other place or places as the Directors may from time to time designate. Notices of all special meetings of the Board shall be given to each Director by twenty-four hours' service of the same by telegram, by letter, by telephone or personally, provided that when notice is mailed, at least three days notice shall be given.

Section 2.03.  Quorum
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          A majority of the Board shall be necessary at all meetings to constitute a quorum for the transaction of business, except as otherwise provided herein, but less than a quorum may adjourn any meeting, which may be held on a subsequent date without further notice, provided that a quorum be present at such deferred meeting.

Section 2.04.  Waiver of Notice; Previously Scheduled Meetings
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          A Director may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a Director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a Director at a meeting is a waiver of notice of that meeting, unless the Director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

          If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

Section 2.05.  Action in Writing
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          Any action which may be taken at a meeting of the Board or of the
Executive Committee or any other committee may be taken without a meeting if authorized by a writing or writings signed by all of the Directors or all of the members of the Executive Committee or any other committee, as

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the case may be, and such action shall be effective on the date on which the last signature is placed on such writing or writings or such earlier date as is set forth therein.

Section 2.06.  Electronic Communications
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          Any action which may be taken at a meeting of the Board or of the
Executive Committee or any other committee may be taken by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, with the same effect as though all such persons were present in person at such meeting.

Section 2.07.  Executive Committee
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          (a) Designation, Number and Qualifications.  The Board may designate not less than five (5) of their number to constitute an Executive Committee.
The Chairman of the Board shall be a member of the Executive Committee. The Board may also designate a Chairman and a Vice Chairman of the Executive Committee. The Executive Committee shall be subject at all times to the control and direction of the Board.

          (b) Powers. Except as may be otherwise prospectively and specifically provided in a resolution duly adopted by a majority of the members of the entire Board at any meeting of the Board reducing or limiting the authority of the Executive Committee, said Committee shall have and may exercise, during the intervals between meetings of the Board, all of the powers of the Board except that the Executive Committee shall not have power to act upon or submit to the shareholders any proposal for amendment to the Articles of Incorporation, any plan of merger or consolidation, any sale or other disposition of all or substantially all of the property and assets of the corporation, or any proposal for the dissolution of the corporation; to amend or repeal these By-Laws or adopt new By-Laws; to fill vacancies in the Board, or to dissolve, remove members or change the number of, or fill vacancies in, the Executive Committee; to fix the compensation for any Director for serving on the Board or any committee of the Board; or to amend or repeal any resolution of the Board which by its terms shall not be so amendable or repealable.

          (c)  Rules of Procedure.
               -------------------

               (1) A majority of the members of the Executive Committee shall constitute a quorum for the purpose of taking action upon any matter that may come before it, and the affirmative vote of a majority of a quorum present at the meeting shall be necessary to pass any resolution presented thereat. All action by said Executive Committee shall be reported to the Board at its meeting next succeeding the taking of such action.

               (2) The Executive Committee may adopt such rules and regulations for the conduct of its meetings as it may deem proper and as are not inconsistent with law, the Articles of Incorporation, these By-Laws or any resolution duly adopted by the Board.

               (3) The Executive Committee shall keep written minutes of its proceedings.

          (d) Removal; Dissolution. Any member or members of the Executive Committee may be removed at any time, with or without cause, by the affirmative vote of a majority of the members

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of the entire Board. The Board may, by a resolution duly adopted by a majority of the entire Board at any meeting of the Board, dissolve the Executive
Committee.

          (e) Vacancies. If any vacancy shall occur in the Executive Committee by reason of death, resignation, removal or otherwise, such vacancy may be filled at any meeting of the Board.

          (f) Regular Meetings. Regular meetings of the Executive Committee may be held without notice at such times and at such places, within or without the State of Minnesota, as may from time to time be determined by the Executive Committee or the Board.

          (g) Special Meetings. Special meetings of the Executive Committee may be called by the Chairman of the Board, the President or the Chairman of the Executive Committee and shall be called by the Chairman of the Board, the Chairman of the Executive Committee or the Secretary on the written request of a majority of the members of the Committee then elected and serving.

Special meetings shall be held at such times and such places as shall be determined by the Chairman of the Board, the President or the Chairman of the Executive Committee, subject to any requirement of notice as in these By-Laws provided.

          (h) Notice of Meetings. When required by these By-Laws to be given, notice of the time and place of a meeting of the Executive Committee shall be given to each member of the Executive Committee in the same manner as required to be given for a Directors' meeting.

          (i) Adjournment. At any meeting a majority of the members present, without notice other than by announcement at the meeting, may adjourn such meeting to another time and place, whether or not a quorum is present.

Section 2.08.  Notice of Committee Meetings
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          Notices of meetings of Committees of the Board shall be given in the same manner required for a Directors' meeting, unless other provisions are set by the Directors.

Section 2.09.  Absent Directors
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          A Director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.

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                                   OFFICERS
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Section 3.01.  Number and Designation
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          The corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a Chairman, one or more Vice Chairmen, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these By-Laws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

Section 3.02.  Chairman of the Board
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          The Chairman of the Board shall be a member of the Board and shall preside at all meetings of shareholders and of the Board, shall make reports to the Board and shareholders, and shall have such other authority and perform such other duties as the Board may from time to time determine. During the absence or disability of the President, the Chairman of the Board shall exercise the powers and perform the duties of the President.

Section 3.03.  President
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          The President shall, in the absence of the Chairman of the Board, preside at meetings of the Board and of the shareholders, and shall have such other authority and perform such other duties as the Board may from time to time determine.

Section 3.04.  Vice Chairman
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          A Vice Chairman may, but need not be a member of the Board.  If the
Vice Chairman is a member of the Board, he/she shall in the absence of the Chairman of the Board and the President preside at meetings of the Board and of the shareholders, and shall have such authority and perform such duties as the Board may from time to time determine. If at any time there shall be elected and serving more than one person in the office of Vice Chairman, then for all purposes of succession as provided in these By-Laws, seniority of continuous service in that office shall control.

Section 3.05.  Chairman of the Executive Committee
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          The Chairman of the Executive Committee shall be a member of the
Board, shall in the absence of the Chairman of the Board, the President and any Vice Chairman who is a member of the Board preside at meetings of the shareholders and shall have such authority and perform such other duties as the Board may from time to time determine.

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Section 3.06.  Vice Presidents
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          Any one or more of the Vice Presidents may be designated by the Board as an Executive or Senior Vice President, and each Vice President shall have such authority and perform such duties as the Board may from time to time determine.

Section 3.07.  Secretary
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          The Secretary shall issue notices for all meetings, except as otherwise provided for herein, and the Secretary shall keep minutes of all meetings, have charge of the seal and the corporate books, and make such reports and perform the other duties incident to that office, and shall have such other authority and perform such other duties as the Board may from time to time determine.

Section 3.08.  Treasurer
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          The Treasurer shall have the custody of all monies and securities of the corporation, keep regular books of account, disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board, taking proper vouchers for such disbursements, shall render to the Board from time to time as may be required of the Treasurer, an account of all the transactions of the Treasurer and of the financial condition of the corporation, and shall perform the other duties incident to that office, and shall have such other authority and perform such other duties as the Board may from time to time determine.

Section 3.09.  Chief Executive Officer
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          The Board shall at least annually designate an officer of the corporation also to serve as its Chief Executive Officer who shall by such designation have and exercise the highest level of executive authority and responsibility for the management and affairs of the corporation. Except as otherwise expressly provided in these By-Laws or by the Board, the Chief Executive Officer may for occasions of temporary absence or disability from time to time delegate the authority and duties of that office to one or more other officers of the corporation by written designation delivered to the Chairman of the Board or if the Chairman of the Board is also the Chief Executive Officer, then to the Vice Chairman of the Executive Committee and the Secretary. During any period when such temporary delegation is in effect the Secretary shall be authorized to attest or certify to any act performed or document executed pursuant to such delegation as executed by the person then designated Chief Executive Officer. In the event of the death, or apparent incapacity or disability of the Chief Executive Officer then currently designated by the Board, the Vice Chairman of the Executive Committee or in his absence or unavailability the Chairman of the Finance Committee, shall determine whether said Chief Executive Officer is or will for more than a temporary period be unable to perform the duties of that office, then upon notice to that effect given or promptly confirmed in writing to each member of the Executive Committee then elected and serving, the Vice Chairman of the Executive Committee or, as provided, the Chairman of the Finance Committee shall designate an acting Chief Executive Officer who shall have and exercise all of the authority and responsibility of the Chief Executive Officer as though designated by, and until further action of, the Board.

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Section 3.10.  Other Officers and Designations
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          The Board may elect or appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board. The Board may also from time to time designate, in addition and by way of further definition to the title and duties of any duly elected officer of the corporation, a Chief Operating Officer, Chief Administrative Officer, Chief Accounting Officer, and a General Counsel, or any of them, and may so adopt any similar or comparable definition for any officer which is not inconsistent with any express provision of these By-Laws.

Section 3.11.  Term of Office
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          The officers of the corporation shall hold office until their respective successors are elected or appointed or until their earlier resignation, death or removal. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the Board.

Section 3.12.  Vacancies
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          Vacancies in any office or designation arising from any cause may be filled by the Directors at any regular or special meeting.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

Section 4.01.  Indemnification Committee
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          There is hereby established an Indemnification Committee consisting of the Chief Executive Officer; the Senior personnel Officer; the Chief Financial Officer and the General Counsel. In the event of vacancy in the office of Chief Executive Officer or in the event that officer is not a member of the Board, the Chairman of the Board shall be an ex officio member of the committee. In the event of vacancy in any other position, the Chief Executive Officer shall appoint an interim member of the committee. By reason of their annual election and designation to these offices, said officers shall be deemed to have been annually appointed to the committee.

Section 4.02.  Duties of the Committee
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          The committee shall have the fullest authority and responsibility available under Minnesota Statutes 302A. 521, including the authority to make a determination, subject to the power of the Board, whether the person for whom indemnification is sought is not a director or officer of the corporation nor a person possessing directly or indirectly the power to direct or cause the direction of the management or policies of the corporation.

          The committee shall report its actions to the Board at least once in each fiscal year. At that time, the Board shall have the opportunity to ratify the existence and constitution of the committee.

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          At all meetings of the committee, the presence of a least two members shall constitute a quorum for the transaction of business.

                            CERTIFICATES OF SHARES
                            ----------------------

Section 5.01.  Execution of Share Certificates
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          The certificates of shares of the corporation shall bear the corporate seal and shall be signed by the Chairman of the Board or the president and by the Secretary or an Assistant Secretary; but when a certificate is signed by a transfer agent or a registrar the signature of any such corporate officer and the corporate seal upon such certificate may be facsimiles engraved or printed.

Section 5.02.  Lost, Stolen or Destroyed Share Certificates
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          In the event of a certificate of shares being lost, stolen, or destroyed, a new certificate of the same tenor and for the same number of shares as the one lost, stolen or destroyed may be issued pursuant to the standards prescribed from time to time by the Board.

                                 MISCELLANEOUS
                                 -------------

Section 6.01.  Execution of Instruments
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          All contracts, deeds, mortgages, notes, checks, conveyances, releases of mortgages and other instruments shall be signed on behalf of the corporation: by the Chief Executive Officer, the Chairman of the Board, the President, any Vice Chairman, the Chairman of the Executive Committee or any Vice President, or by such other person or persons as may be designated or authorized from time to time by the Board or by the Chief Executive Officer.

Section 6.02.  Fiscal Year
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          The fiscal year of the corporation shall commence on whatever date the
Sunday shall fall which Sunday immediately follows the Saturday which is nearest to the last day of January in any one year, and such fiscal year shall end on whatever date the Saturday which is nearest to the last day of January in the following year shall fall.

Section 6.03.  Amendments
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          These By-Laws may be altered, amended, added to, or repealed by the affirmative vote of a majority of the members of the Board at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, subject to the power of the shareholders to change or repeal such By-Laws and subject to any other limitations on such authority of the Board provided by the Minnesota Business Corporation Act.